UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 23, 2010

SOLAR CAPITAL LTD.
(Exact name of registrant as specified in its charter)

Maryland	814-00754	26-1381340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

500 Park Avenue, 5th Floor
New York, NY 10022
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 993-1670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

              On June 23, 2010, Solar Capital Ltd. (the “Company”) announced that a new lender has committed $35 million to its senior secured revolving credit facility (the “Facility”), bringing total commitments under the agreement to $355 million. The Facility expires in February of 2013 and was originally $250 million when it was amended and restated in February 2010.  The Company is currently in talks with other lenders to further increase total commitments under the Facility, which may be expanded up to $600 million.

              A copy of the press release announcing the increase in the Facility is attached as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press release dated June 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 23, 2010	SOLAR CAPITAL LTD.

		By:	/s/ Nicholas Radesca
Nicholas Radesca
Chief Financial Officer